UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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CommonWealth REIT
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On June 14, 2013, CommonWealth REIT issued the following press release:

* * * * *

FOR IMMEDIATE RELEASE

CommonWealth REIT Comments on ISS Report

Urges Shareholders to Take No Action on Corvex/Related’s Purported Consent Solicitation

No Record Date Has Been Set and There is No Valid Consent Solicitation at This Time

Newton, MA (June 14, 2013): CommonWealth REIT (NYSE: CWH) today issued the following statement in response to a recent report from Institutional Shareholder Services (“ISS”) regarding the purported written consent solicitation by Corvex Management LP (“Corvex”), Related Fund Management, LLC and others (together, “Corvex/Related”) to remove without cause all of the members of CommonWealth’s Board:

“The Company strongly believes that it is not appropriate for ISS to issue any report or recommendation at this time, as no valid record date has been set and the Corvex/Related activities do not constitute a valid consent solicitation. The validity of the Corvex/Related consent solicitation depends upon a court or an arbitration panel making a number of findings, including that certain of CommonWealth’s bylaws are invalid and that its Board members may be removed without cause.  The company is also disappointed that ISS issued this report before it is appropriate to do so because it will likely cause confusion among CommonWealth shareholders.”

The Company urges shareholders to ignore the premature recommendation issued by ISS and discard any materials they may have received from Corvex/Related. There is no valid consent solicitation underway and no action is necessary — or even possible — for CommonWealth shareholders to take at this time.

CommonWealth REIT is a real estate investment trust, or REIT, which primarily owns office properties located throughout the United States. CommonWealth is headquartered in Newton, MA. Additional information on CommonWealth can be found on the company’s website at www.cwhreit.com.

The Company, its Trustees and certain of its executive officers and Reit Management & Research LLC and certain of its directors, officers and employees may be deemed to be participants in the solicitation of consent revocations from shareholders in connection with the consent solicitation being conducted by Corvex/Related and certain of their affiliates (the “Consent Solicitation”). On April 1, 2013, the Company filed a revised preliminary consent revocation statement with the SEC in response to the Consent Solicitation. The Company will furnish a definitive consent revocation statement to its shareholders, together with a BLUE consent revocation card, when they become available. SHAREHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the revised preliminary consent revocation statement filed with the SEC and other materials to be filed with the SEC in connection with the Consent Solicitation.

Shareholders will be able to obtain, free of charge, copies of the consent revocation statement and any other documents to be filed by the Company with the SEC in connection with the Consent Solicitation at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.cwhreit.com) or by requesting materials from the firm assisting the Company in the solicitation of consent revocations, Innisfree M&A Incorporated, toll-free at 877-750-5836.

Contacts:

INVESTORS Carlynn Finn 617-796-8222 Senior Manager, Investor Relations	MEDIA Timothy A. Bonang 617-796-8222 Vice President, Investor Relations

Larry Miller /Jennifer Shotwell/Arthur Crozier 212-750-5833 Innisfree M & A Incorporated	Andrew Siegel / Jonathan Keehner 212-355-4449 Joele Frank, Wilkinson Brimmer Katcher

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